EXHIBIT 10.01

                              EMPLOYMENT AGREEMENT


AGREEMENT, dated April 17, 2006 by and between COLONIAL COMMERCIAL CORP., a New York corporation (the "Company"), and BERNARD KORN, residing at 7564 Regency Lake Drive, Boca Raton Florida 33433 (the "Employee").


1.   Employment; Terms and Duties

     a) Employment. Upon the terms and conditions hereinafter set forth, the Company hereby employs the Employee, and the Employee hereby accepts such employment.

     b) Term. The Employee's employment hereunder shall be for a term (the "Term") commencing as of this date (the "Commencement date") and terminating at the close of business on December 31 2010.

     c) Duties. During the Term, the Employee shall perform such duties hereunder, as may be reasonably assigned to him from time to time by the Chairman of the Board of Directors of the Company or its CEO with the approval of the Employee, which approval shall not be unreasonably withheld. Until December 31, 2008, Employee shall from whatever location he deems convenient devote his best efforts and significant time, attention and energies, during regular working hours, to the performance of his duties hereunder and to the furtherance of the business and interests of the Company, its subsidiary and affiliate companies. From January 1, 2009 until December 31, 2010 Employee shall from whatever location he deems convenient devote reasonable efforts, consistent with his personal and business commitments, to the performance of his duties hereunder and to the furtherance of the business and interests of the Company, its subsidiary and affiliate companies. Employee's inability to perform his assignments shall not constitute cause for termination. Employee shall not be required to travel without his consent.

2.   Compensation

     a) Compensation. For all services rendered by the Employee hereunder and all covenants and conditions undertaken by him pursuant to this Agreement, the Company shall pay, and the Employee shall accept, a salary at the rate of $200,000 per annum. Compensation shall be payable not less frequently than in bi-weekly installments.

     b) Deductions. The Company shall deduct from the compensation described in Section 2(a) any federal, state or local withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state or city laws, rules or regulations.

     c) Disability Adjustments. Any compensation otherwise payable to the Employee pursuant to Section 2(a) during any Disability Period (as that term is hereinafter defined) shall be reduced by any amounts payable to the Employee for loss of earnings or the like under any insurance plan or policy the premiums for which are paid for in their entirety by the Company.

     d) The Company acknowledges that Employee continues to own 52,000 options that were heretofore granted to him and that remain in effect in accordance with their terms.


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3.   BENEFITS; EXPENSES

     a) Fringe Benefits. During the Term, the Employee shall continue to be entitled to participate in such group life, health, accident, disability or hospitalization insurance plans as the Company may make available to its executive employees, and the continuation of his reimbursement for Medicare and AARP supplemental costs and for continuation of his prescription drug benefits.

     b) Automobile. The Company shall furnish the Employee with an automobile (including the replacement thereof), of such make, model and year similar to Employee's current automobile, for use by the Employee in connection with the performance of his duties hereunder. Upon presentation of an itemized account thereof, with such substantiation as the Company shall reasonably require, the Company shall pay or reimburse the Employee for the reasonable and necessary expenses of the maintenance (including fuel) and operation of such automobile in connection with the performance of his duties hereunder. The Company will from time to time during the Term replace Employee's automobile with a new automobile consistent with prior practice.

     c) Expenses. Upon presentation of an itemized account thereof, with such substantiation as the Company shall reasonably require, the Company shall pay or reimburse the Employee for the reasonable and necessary expenses directly and properly incurred by the Employee with the Company's prior approval in connection with the performance of his duties hereunder.

     d) Vacations. During the Term, the Employee shall be entitled to paid holidays and paid vacations, in accordance with the policy of the Company as determined by the Chairman or the CEO, provided, however, that the Employee shall be entitled to not less than four weeks paid vacation during each year of the Term, to be taken at times determined by the Employee.

4.   Termination.

     a) The employment of the Employee, and the obligations of the Employee and the Company hereunder, shall cease and terminate (except as otherwise specifically provided in this Agreement) upon the first to occur on the following dates (the "Termination Date") described in this Section 4:

          i)   The date of expiration by its terms of the Term;

          ii) The date of death of the Employee; provided, however, notwithstanding the foregoing:

               (1) the lump sum of Five Thousand ($5,000) Dollars shall be paid to the Employee's widow as tax-free death benefit (as provided by the Internal Revenue Code); and

               (2) the Employee's compensation, as determined in accordance with Section 2, shall be paid for a period of one (1) year (irrespective of whether such one-year period exceeds the expiration date of the Term) to the Employee's widow.

5. Disability. In the event that the Employee shall have been unable, by reason of illness or incapacity, to perform the duties required of him pursuant to this Agreement, for a period of twelve (12) consecutive months (the "Disability Period"), the Company may give notice (the "Disability Notice") to the Employee of the discontinuance of his services hereunder, provided, however, notwithstanding the foregoing, this Agreement shall continue in full force and effect except as follows:

     a) The duties under Section 1(c) shall become inoperative on the date on which the Disability Notice is given. In lieu of his duties as set forth above, the duties of the Employee shall be, to the extent permitted by his illness or incapacity, to advise and counsel the officers and directors of the Company with respect to the affairs and business of the Company; and

     b) The Company shall continue to pay and the Employee shall accept, compensation in an amount determined in accordance with Section 2(a) for the remainder of the Term, irrespective of the amount or nature of the services rendered by the Employee pursuant to Section 5(a).


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     c)   Notwithstanding anything herein contained to the contrary, in the event that, prior to the delivery of the notice specified in this
          Section 5, the Employee shall resume the full-time performance of his duties hereunder for a period of not less than ten (10) consecutive working days, the Company may not give the Employee the Disability Notice.

6.   Restrictive Covenants

     a) Non-Disclosure. Subject to the Company fully performing all of the terms and obligations required of it under this Agreement, including, without limitation, the payment of compensation, the Employee shall not disclose or furnish to any other person, firm or corporation (the "Entity") during his employment and for three years thereafter, except in the course of the performance of his duties hereunder, the following:

          i) any information relating to any process, technique or procedure used by the Company, including, without limitation, computer programs and methods of evaluation and pricing and marketing techniques which is not specifically a matter of public record; or

          ii) any information relating to the operations or financial status of the Company, including, without limitation, all financial data and sources of financing, which is not specifically a matter of public record; or

          iii) any information of a confidential nature obtained as a result of his prior, present or future relationship with the Company, which is not specifically a matter of public record; or

          iv)  any trade secrets of the Company; or

          v) the name, address or other information relating to any customer or debtor of the Company which is not specifically a matter of public record.

     b) Non-Competition. Subject to the Company fully performing all of the terms and obligations required of it under this Agreement, including, without limitation, the payment of compensation, the Employee shall not, from the date hereof and until one year after the termination of his employment with the Company (the "Restriction Period"):

          i) in any manner, directly or indirectly, be interested in, employed by, engaged in or participate in the ownership, management, operation or control of or act in any advisory or other capacity for any Entity which, directly or indirectly, competes with the Company throughout the Territory (as that term is hereinafter defined); provided, however, that Employee may invest in any Entity which may be deemed to be in competition with the Company hereunder, the Common Stock of which Entity is "publicly held", provided that the Employee shall not own or control securities which constitute more than one (1) percent of the voting rights or equity ownership of such Entity, or five (5) percent of the outstanding principal balance of any class of debt securities of such Entity. The Employee or any Entity shall be deemed to compete with the Company if at any time during the Restriction Period the Employee or such Entity engages in any aspect of the heating, ventilation or air conditioning business.

          ii) In any manner, directly or indirectly, attempt to seek to cause any Entity to refrain from dealing or doing business with the Company or assist any Entity in doing so or attempting to do so.


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     c)   Definitions. As used in this Section 6: the term "Company" shall include any parent, subsidiary or affiliate of, or successor to, the Company and the term "Territory" shall mean any state (including the District of Columbia), territory or possession of the United States within which the Company presently or hereafter does business.

     d) Breach of Provisions. In the event that the Employee shall breach any of the provisions of this Section 6, or in the event that any such breach is threatened by the Employee, in addition to and without limiting or waiving any other remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provisions of this Section VI. The Employee agrees and acknowledges that there is no adequate remedy at law for any such breach or threatened breach and, in the event that any action or proceeding is brought seeking injunctive relief, the Employee shall not use a defense thereto that there is an adequate remedy at law.

     e) Reasonable Restrictions. The parties acknowledge that the foregoing restrictions, the duration and territorial scope thereof as set forth in this Section 6, are under all of the circumstances reasonable and necessary for the protection of the Company and its business.

7.   Certain Restrictions.

     a) Until May 31, 2008, Employee will not knowingly sell any of the Company's securities to a 5% shareholder (as hereinafter defined), or to a person who as a result of such sale would become a 5% shareholder, unless such person first enters into an agreement in favor of the Company with the same tenor as a standstill agreement heretofore signed by Employee (which standstill agreement by Employee is superseded by this Agreement) and in form and substance reasonably satisfactory to the Company. The term "5% shareholder" has the meaning attributed thereto in Internal Revenue Code Section 382.

     b) Until May 31, 2008 without the prior written consent of the Company, Employee will not (i) acquire, agree to acquire or make any proposal to acquire any voting securities or assets of the Company or any of its affiliates, (ii) propose to enter into any merger, consolidation, recapitalization, business combination or other similar transaction involving the Company or any of its affiliates, (iii) make, or in any way participate in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) other than in casual conversation with acquaintances and relatives to vote or seek to advise or influence any person with respect to the voting of any voting securities of the Company or any of its affiliates or (iv) form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing or (v) advise, assist or encourage any other persons in connection with the foregoing.

8.   Certain Remedies

     a) Lump Sum Payment. From and after any breach by the Company of its obligations under this Agreement which is not cured within 10 days after the Employee gives notice thereof to the Company, the Employee shall be entitled at any time by notice to the Company to terminate his obligations to the Company hereunder and forthwith to receive from the Company in a lump sum, and without present value discount, the entire aggregate amount which would have been payable by the Company to Employee under Section 2(a) had Employee been employed hereunder for the entire Term. Commencing 30 days after demand therefor, interest shall accrue on such lump sum obligation at the annual rate of 10% per annum, and shall be payable on demand.


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     b)   Litigation Costs. Should Employee prevail in any litigation relating to his employment or this Agreement, the Company shall forthwith reimburse Employee for all of his legal fees and costs. Should Employee prevail only in part in any such litigation, the Company shall forthwith reimburse him for a pro rata portion of his legal fees and costs.

9.   Effect of Change Of Control.

     a) If a change of control (as hereinafter defined) shall occur at any time from and after January 1, 2009, then

          i) Employee shall not obligated to perform any additional services under Section 1(c),

          ii) The Company shall forthwith pay to Employee in a lump sum, and without present value discount, the entire aggregate amount which would have been payable by the Company to Employee under Section 2(a) had Employee been employed hereunder for the entire Term. Commencing 30 days after demand therefor, interest shall accrue on such lump sum obligation at the annual rate of 10% per annum, and shall be payable on demand.

     b) A "change of control" shall be deemed to have occurred if the stockholders of the Company approve a merger of the Company, or a plan of complete liquidation of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of its assets, or any other business combination of the Company with any other corporation, other than any such merger or business combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or business combination.

10.  Miscellaneous

     a) Assignment. This Agreement shall not be assigned by either party, except that the Company shall have the right to assign its rights hereunder to any parent, subsidiary and affiliate of, or successor to, the Company.

     b) Binding Effect. This Agreement shall extend to and be binding upon the Employee, his legal representatives, heirs and distributees, and upon the Company, its successors and assigns. This Agreement was approved by the Board of Directors of the Company.

     c) Notices. Any notice required or permitted to be given under this Agreement to either party shall be sufficient if in writing and if sent by registered or certified mail, return receipt requested, to the address of Employee at his address set forth above and to the Company at its then headquarters office, or to such other address as such party may hereafter designate by a notice given to the other party in the manner provided in this Section 10(c).

     d) Waiver. A waiver by a party hereto of a breach of any term, covenant or condition of this Agreement by the other party hereto shall not operate or be construed as waiver of any other or subsequent breach by such party of the same or any other term, covenant or condition hereof.

     e) Prior Agreements. Any and all prior Agreements between the Company and the Employee, whether written or oral, relating to any and all matters covered by, and contained or otherwise dealt with in this Agreement (including without limitation the Employment Agreement dated January 1, 1998 as amended to date) are hereby canceled and terminated.


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     f)   Entire Agreement. This Agreement sets forth the entire Agreement between the parties with respect to the subject matter hereof and no waiver, modification, change or amendment of any of its provisions shall be valid unless in writing and signed by the party against whom such claimed waiver, modification, change or amendment is sought to be enforced.

     g) Authority. The parties severally represent and warrant that they have the power, authority and right to enter into this Agreement and to carry out and perform the terms; covenants and conditions hereof.

     h) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey. The federal and state courts in Passaic County, New Jersey shall have exclusive jurisdiction on all matters relating to this Agreement.

     i) Severability. In the event that any of the provisions of this Agreement, or any portion thereof, shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected or impaired, but shall remain in full force and effect.

     j) Saving Clause. To the extent that any provision herein that is to Employee's benefit and not to the benefit of the Company is determined to constitute a violation of Internal Revenue Code Section 409A, such provision shall be invalid.

     k) Titles. The titles of the Sections and Sections of this Agreement are inserted merely for convenience and ease of reference and shall not affect or modify the meaning of any of the terms, covenants or conditions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first about written.

COLONIAL COMMERCIAL CORP.

BY:/s/ William Pagano
   -------------------------------
   President


/s/Bernard Korn
----------------------------------
Bernard Korn